Exhibit 14(a)

BLACKROCK FUNDSSM

(the “Fund”)

AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION

OF

A MULTI-CLASS DISTRIBUTION SYSTEM

I. INTRODUCTION

On February 23, 1995, the Securities and Exchange Commission (the “Commission”) promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Fund operated a multi-class distribution system pursuant to an exemptive order granted by the Commission on August 9, 1994. On September 29, 1995, the Board of Trustees of the Fund authorized the Fund to operate its current multi-class distribution system in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 became effective on October 6, 1995 when it was filed with the Commission, was amended and restated as of February 13, 1997, May 1, 1998, August 11, 1999, June 21, 2004, September 10, 2004, May 16, 2006, September 21, 2012, September 1, 2015, February 23, 2017, June 29, 2017, September 27, 2017, May 17, 2018, November 8, 2018, November 29, 2018, February 20, 2019, May 15, 2019, June 22, 2020, September 24, 2020 and November 23, 2020 and is hereby amended and restated as of February 10, 2021.

II. ATTRIBUTES OF CLASSES

A.	Generally

Each investment portfolio of the Fund (each, a “Portfolio” and collectively, the “Portfolios”) may offer eleven classes of shares: Investor A Shares; Investor C Shares; Investor P Shares; Service Shares; Institutional Shares; Direct Shares; Premier Shares; BlackRock Shares; Class R Shares; Class K Shares; and Mischler Financial Group Shares.

In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A Shares, Investor C Shares, Investor P Shares, Service Shares, Institutional Shares, Direct Shares, Premier Shares, BlackRock Shares, Class R Shares, Class K Shares and Mischler Financial Group Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution and shareholder servicing expenses under the Fund’s Amended and Restated Distribution and Service Plan assessed to each particular share class; (ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and (iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Fund’s Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund’s Amended and Restated Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B.	Sales Charges; Distribution Arrangements; Other Expenses

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in the applicable prospectus.

Investor A Shares of the Fund’s non-index fund equity portfolios and bond portfolios (the “Non-Index Equity and Bond Portfolios”) generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus. When the aggregate offering price of Investor A Shares of the Non-Index Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Investor A Shares of the Fund’s money market portfolios, BlackRock Short Obligations Fund and index funds (the “Index Funds and Money Market Portfolios”), if any, shall not be subject to a sales charge.

Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, “BlackRock”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) (collectively, “Service Agents”) for general shareholder liaison services.

Investor C Shares

Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in the applicable prospectus. Investor C Shares are not available in accounts opened or held directly with a Portfolio that do not have a financial intermediary associated with the account. Investor C Shares of the Non-Index Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus.

Investor C Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Investor P Shares

Investor P Shares shall be available for purchase only through registered representatives of an insurance company’s broker-dealer that has entered into an agreement with the Fund’s distributor to offer such shares, subject to restrictions described in the applicable prospectus.

Investor P Shares of the Fund’s Portfolios generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus. When the aggregate offering price of Investor P Shares of the Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Investor P Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor P Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Service Shares

Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in the applicable prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations (“Direct Service Investors”) and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Portfolio shall not be subject to a sales charge.

Service Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.

Institutional Shares

Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the applicable prospectus. Institutional Shares shall also be available for purchase through financial intermediaries that have entered into an agreement with the distributor to offer such shares on a platform that charges a transaction-based sales commission outside of a Portfolio. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

Direct Shares

Direct Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the applicable prospectus. Direct Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan.

Premier Shares

Premier Shares shall be available for purchase by or through institutions which act on behalf of their customers maintaining accounts with such institutions and meeting certain minimum investment and other requirements described in the applicable prospectus. Premier Shares shall also be available for purchase through financial intermediaries that have entered into an agreement with the distributor to offer such shares on a platform that charges a transaction-based sales commission outside of a Portfolio. Only purchase and redemption orders for Premier Shares submitted through the NSCC Fund/SERV trading platform will be accepted by the relevant Portfolio (except in the event that the NSCC Fund/SERV trading platform is restricted or suspended due to service interruptions or otherwise). Premier Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Premier Shares out of its past profits or any sources which are available to it.

BlackRock Shares

BlackRock Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the applicable prospectus. BlackRock Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan.

BlackRock Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to BlackRock Shares out of its past profits or any sources which are available to it.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in the applicable prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.

Class R Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Class K Shares

Class K Shares shall be available only to (i) certain employee benefit plans, such as health savings accounts, and certain employer-sponsored retirement plans (not including SEP IRAs, SIMPLE IRAs and SARSEPs), (ii) collective trust funds, investment companies and other pooled investment vehicles, each of which may purchase shares of a Portfolio through a financial professional or selected securities dealer, broker, investment adviser, service provider or industry professional (including BlackRock and its affiliates) (each, a “Financial Intermediary”) that has entered into an agreement with the Fund’s distributor to purchase such shares, (iii) “Institutional Investors,” which include, but are not limited to, endowments, foundations, family offices, banks and bank trusts, local, city, and state governmental institutions, corporations and insurance company separate accounts, each of which may purchase shares of a Portfolio through a Financial Intermediary that has entered into an agreement with the Fund’s distributor to purchase such shares, (iv) clients of private banks that purchase shares of a Portfolio through a Financial Intermediary that has entered into an agreement with the Fund’s distributor to sell such shares, (v) fee-based advisory platforms of a Financial Intermediary that (a) has specifically acknowledged in a written agreement with the Fund’s distributor and/or its affiliate(s) that the Financial Intermediary shall offer such shares to fee-based advisory clients through an omnibus account held at a Portfolio or (b) transacts in a Portfolio’s shares through another intermediary that has executed such an agreement and (vi) any other investors who met the eligibility criteria for BlackRock Shares or Class K Shares prior to August 15, 2016 and have continually held Class K Shares of the Portfolio in the same account since August 15, 2016.

Class K Shares of a Portfolio are also available to employees, officers and directors/trustees of BlackRock, Inc. and of mutual funds sponsored and advised by BlackRock and immediate family members of such persons, if they open an account directly with BlackRock. Class K Shares are not subject to sales charges or distribution fees.

Mischler Financial Group Shares

Mischler Financial Group Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the applicable prospectus who are clients of Mischler Financial Group or an affiliate thereof. Mischler Financial Group Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Mischler Financial Group Shares out of its past profits or any sources which are available to it.

Other Class-Specific Expenses

In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund’s Board of Trustees from time to time.

C.	Exchange Privileges

Investor A Shares

A holder of Investor A Shares in a Portfolio generally shall be permitted to exchange such shares for Investor A Shares of any other Portfolio of the family of funds advised by BlackRock or its affiliates (each such fund, a “BlackRock Fund”) at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the applicable prospectus.

Investor C Shares

A holder of Investor C Shares of a Portfolio generally shall be permitted to exchange such shares for Investor C Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus.

Investor P Shares

A holder of Investor P Shares in a Portfolio generally shall be permitted to exchange such shares for Investor P Shares of any other BlackRock Fund, to the extent such shares are offered by the holder’s financial intermediary, at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the applicable prospectus.

Service Shares

Unless a holder is a Direct Service Investor, a holder of Service Shares in a Portfolio generally shall be permitted to exchange such shares for Service Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus. To the extent permitted from time to time by the Fund, at the election of Direct Service Investors, Service Shares of a Portfolio may be exchanged for Investor A Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent’s receipt of an exchange request, subject to the restrictions described in the applicable prospectus. Except as stated above, Direct Service Investors shall have no exchange privileges.

Institutional Shares

A holder of Institutional Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus.

Class K Shares

A holder of Class K Shares in a Portfolio generally shall be permitted to exchange his shares for Class K Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the prospectus.

Direct Shares, Premier Shares, BlackRock Shares, Class R Shares and Mischler Financial Group Shares

The Fund shall not offer Direct Shares, Premier Shares, BlackRock Shares, Class R Shares or Mischler Financial Group Shares with an exchange privilege.

D.	Conversion Features

Investor A Shares, Investor P Shares, Service Shares, Institutional Shares, Direct Shares, Premier Shares, BlackRock Shares, Class R Shares, and Class K Shares

Service Shares of each of BlackRock Advantage Large Cap Growth Fund, BlackRock Advantage Small Cap Growth Fund, BlackRock Energy Opportunities Fund and BlackRock International Dividend Fund will be converted into Investor A Shares of such Portfolio on or about the close of business on July 6, 2021, and Service Shares of BlackRock High Equity Income Fund will be converted into Investor A Shares of such Portfolio on or about the close of business on August 18, 2021. Except as described above, the Fund shall not offer Service Shares of any other Portfolio, Investor A Shares, Investor P Shares, Institutional Shares, Direct Shares, Premier Shares, BlackRock Shares, Class R Shares or Class K Shares with a conversion feature.

Investor C Shares

Approximately eight years after purchase, Investor C Shares of a Portfolio will convert automatically into Investor A Shares of such Portfolio (the “Investor C 8-Year Conversion”). It is the financial intermediary’s responsibility to ensure that the shareholder is credited with the proper holding period. As of November 23, 2020 (the “Effective Date”), certain financial intermediaries, including group retirement recordkeeping platforms, may not have been tracking such holding periods and therefore may not be able to process such conversions. In such instances, Investor C Shares held as of the Effective Date will automatically convert to Investor A Shares approximately eight years after the Effective Date.

In addition, accounts that do not have a financial intermediary associated with them are not eligible to hold Investor C Shares, and any Investor C Shares held in such accounts will be automatically converted to Investor A Shares (the “Investor C Direct Accounts Conversion” and together with the Investor C 8-Year Conversion, the “Investor C Conversions”).

The Investor C Conversions will occur on the basis of the relative net asset value of the shares of the two applicable classes on the conversion date, without the imposition of any sales load, fee or other charge. Shares acquired through reinvestment of dividends on Investor C Shares will also convert automatically to Investor A Shares.

Mischler Financial Group Shares

Accounts of clients that are not clients of Mischler Financial Group or an affiliate thereof are not eligible to hold Mischler Financial Group Shares, and any Mischler Financial Group Shares known to the Fund to be held in such accounts will be converted to Institutional Shares (the “Mischler Financial Group Direct Accounts Conversion”).

The Mischler Financial Group Direct Accounts Conversion will occur on the basis of the relative net asset value of the shares of the two applicable classes on the conversion date, without the imposition of any sales load, fee or other charge. Shares acquired through reinvestment of dividends on Mischler Financial Group Shares will also convert to Institutional Shares.

E.	Shareholder Services

1.	Systematic Withdrawal Program

The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor A Shares, Investor C Shares or Investor P Shares redeemed automatically; and (ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.

The Fund shall not offer a systematic withdrawal program to investors in Institutional Shares, Direct Shares, Mischler Financial Group Shares, Premier Shares, BlackRock Shares, Class R Shares or Class K Shares or to investors in Service Shares who are not Direct Service Investors.

2.	Automatic Investing Program

The Fund shall offer an automatic investing program, subject to the restrictions described in the applicable prospectus, whereby, in general: (i) an investor may arrange to have Investor A Shares, Investor C Shares or Investor P Shares purchased automatically by authorizing the Fund’s transfer agent to withdraw funds from the investor’s bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund’s transfer agent to withdraw funds from the Direct Service Investor’s bank account.

The Fund shall not offer the automatic investing program to investors in Institutional Shares, Direct Shares, Mischler Financial Group Shares, Premier Shares, BlackRock Shares, Class R Shares or Class K Shares or to investors in Service Shares who are not Direct Service Investors.

3.	Systematic Exchange Program

The Fund shall offer a systematic exchange program, subject to the restrictions described in the applicable prospectus, whereby, in general, an investor may arrange to have Investor A Shares, Investor C Shares or Investor P Shares exchanged automatically from one Portfolio to up to four other Portfolios.

The Fund shall not offer the systematic exchange program to investors in Service Shares, Institutional Shares, Direct Shares, Mischler Financial Group Shares, Premier Shares, BlackRock Shares, Class R Shares or Class K Shares.

4.	Dividend Allocation Plan

The Fund shall offer a dividend allocation plan, subject to the restrictions described in the applicable prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor C Shares or Investor P Shares of one Portfolio automatically invested in another Portfolio.

The Fund shall not offer the dividend allocation plan to investors in Service Shares, Institutional Shares, Direct Shares, Mischler Financial Group Shares, Premier Shares, BlackRock Shares, Class R Shares or Class K Shares.

F.	Methodology for Allocating Expenses Among Classes

Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).

G.	Voting Rights

Each class of shares has exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable, except that Investor C shareholders may vote on certain changes to the ongoing fees paid by Investor A Shares. Each class of shares shall have separate voting rights on any matter submitted to shareholders in which the interests of one class of shares differ from the interests of any other class of shares.